UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

ALERE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting on October 9, 2013, the Board of Directors of Alere Inc. (the “Company”) took action to implement certain corporate governance enhancements announced on August 6, 2013. In August, the Nominating and Corporate Governance Committee of the Company’s Board of Directors had recommended that the Board:

•	appoint a lead independent director;

•	adopt majority voting in uncontested elections of directors; and

•	amend the Company’s Certificate of Incorporation and By-Laws to permit stockholders representing 25% or more of its outstanding common stock to call a special meeting of stockholders, subject to stockholder approval at the 2014 Annual Meeting of Stockholders.

On October 9, 2013, the Board amended and restated the Company’s By-Laws to provide for the appointment of a lead independent director and to change the voting standard in uncontested elections of directors from plurality voting to majority voting. The amendments took effect immediately. In addition, the amendments modernized the advance notice provisions of the By-Laws with respect to nominations by stockholders of candidates for election as a director of the Company at an annual meeting of stockholders and the proposal by stockholders of other business to be brought at an annual meeting of stockholders.

Also on October 9, 2013, the independent directors appointed John F. Levy as the Company’s lead independent director.

More specifically, the Amended and Restated By-Laws reflect the following changes:

•	Article II, Section 7 was added to establish the position of a lead independent director of the Board, and other sections were amended to accommodate the new position. If the Company’s Chief Executive Officer is also the Chairman of the Board, a newly created Independent Director Committee, consisting of the directors determined by the Board to be independent, will appoint a lead independent director.

•	Article I, Section 7 was amended to change the standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard. Under the amended provision, the Secretary of the Company will determine whether or not an election is contested ten (10) days before the date on which the Company files with the Securities and Exchange Commission its definitive proxy statement for the meeting at which the election will be held. In a contested election, directors will continue to be elected by a plurality of the votes properly cast on the election of directors. In connection with this amendment, the Board also amended the Company’s Corporate Governance Guidelines to adopt a director resignation policy.

•

Article I, Section 2 was amended to modernize the Company’s advance notice by-law with respect to nominations by stockholders of candidates for election as a director at an annual meeting of stockholders and the proposal by stockholders of other business to be brought before an annual meeting. In general, the amendments were intended to update the Company’s advance notice by-law to include provisions comparable to various provisions in the advance notice by-laws of companies in the Company’s 2013 peer group. The new provisions require a stockholder intending to nominate a candidate or to propose other business to disclose additional information to the Company regarding the candidate, the proposal and the stockholder.

•	Article I, Section 9 was revised to allow the Board to appoint one or more individuals to preside at meetings of stockholders in the absence of the Chairman of the Board, the Chief Executive Officer and the President.

The implementation of the Nominating and Corporate Governance Committee’s last recommendation – namely, permitting stockholders representing 25% or more of its outstanding common stock to call a special meeting of stockholders – will require that stockholders first approve an appropriate amendment to the Company’s Certificate of Incorporation. It is expected that the Board will include an appropriate proposal for such an amendment in the Company’s definitive proxy materials for the Company’s 2014 Annual Meeting of Stockholders. If the amendment is approved by stockholders, it is expected that the Board would adopt related amendments to the Company’s By-Laws.

The Amended and Restated By-Laws also include a number of clerical, technical and conforming changes. The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, filed as Exhibit 3.1 to this report and incorporated by reference herein.

The Company’s Corporate Governance Guidelines, as revised October 9, 2013, are posted on the Corporate Governance page on our website at www.alere.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Alere Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Date: October 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Alere Inc.